Exhibit 5

                                   Drew Field
                                   Law Offices

25263 Flanders Drive                                                831/626-8134
Carmel, CA 93923                                                    FAX/620-0762






                                                                 August 26, 2004

Cornerstone Ministries Investments, Inc.
2450 Atlanta Highway, Suite 904
Cumming, Georgia 30040

         You have requested my opinion as to the legality of the securities being registered by Cornerstone Ministries Investments, Inc. (the Company) under the Securities Act of 1933, as amended (the Act), by filing a registration statement on Form SB-2, relating to the offering of bonds, up to a principal amount of $20,000,000 (the Bonds), and up to 1,500,000 shares of its common stock (the Shares) as described in the registration statement.

         In connection with your request for my opinion, you have provided me and I have reviewed the Company's Articles of Incorporation, as amended, Bylaws, resolutions of the Board of Directors of the Company concerning the offering, the registration statement and such other corporate documents as I have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is my opinion that, when the registration statement shall have become effective under the Act and when the Bonds and the Shares shall have been issued and delivered to the purchasers against payment of the consideration therefor, the Bonds and the Shares will, when sold, be legally issued, fully paid and non-assessable, and the Bonds will be binding obligations of the issuer, under Georgia law.

         I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to me under the heading "Legal matters" in your registration statement on Form SB-2.



                                            Very truly yours,

                                            /S/Drew Field